                                                                      EXHIBIT 11

                            THE TIMES MIRROR COMPANY

                       COMPUTATION OF EARNINGS PER SHARE
                (IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

                                                                    FOURTH QUARTER
                                                                  ENDED DECEMBER 31,
                                                              --------------------------
                                                                 1998           1997
                                                              -----------    -----------
BASIC
Average shares outstanding..................................   78,922,823     88,106,246
                                                              ===========    ===========
Income from continuing operations...........................  $    20,726    $    63,123
Preferred dividend requirements.............................       (5,425)        (5,424)
                                                              -----------    -----------
Earnings applicable to common shareholders from continuing
  operations................................................       15,301         57,699
Income from discontinued operations.........................      225,601          9,046
                                                              -----------    -----------
Total earnings applicable to common shareholders............  $   240,902    $    66,745
                                                              ===========    ===========
Basic earnings per common share:
  Continuing operations.....................................  $       .19    $       .65
  Discontinued operations...................................         2.86            .11
                                                              -----------    -----------
Basic earnings per common share.............................  $      3.05    $       .76
                                                              ===========    ===========
DILUTED
Average shares outstanding..................................   78,922,823     88,106,246
Common shares assumed issued upon conversion of LYONs.......           --      2,914,000
Dilutive stock options based on the treasury stock method
  using average market price................................    1,649,256      2,350,629
                                                              -----------    -----------
          Total.............................................   80,572,079     93,370,875
                                                              ===========    ===========
Income from continuing operations...........................  $    20,726    $    63,123
Preferred dividend requirements.............................       (5,425)        (5,424)
Interest expense on LYONs, net of tax.......................           --          1,403
                                                              -----------    -----------
Earnings applicable to common shareholders from continuing
  operations................................................       15,301         59,102
Income from discontinued operations.........................      225,601          9,046
                                                              -----------    -----------
          Total earnings applicable to common
             shareholders...................................  $   240,902    $    68,148
                                                              ===========    ===========
Diluted earnings per common share:
  Continuing operations.....................................  $       .19    $       .63
  Discontinued operations...................................         2.80            .10
                                                              -----------    -----------
Diluted earnings per common share...........................  $      2.99    $       .73
                                                              ===========    ===========